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Exhibit 3.26

CERTIFICATE OF INCORPORATION

OF

HENRY BROS. ELECTRONICS, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

        The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of Section 402 of the Business Corporation Law of the State of New York, hereby certifies as follows:

        FIRST:    The name of the corporation is:

HENRY BROS. ELECTRONICS, INC.

        SECOND:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

        THIRD:    The office of the corporation in the State of New York is to be located in the County of New York.

        FOURTH:    The aggregate number of shares which the corporation shall have the authority to issue is:

        Two Hundred (200) shares without par value.

        FIFTH:    The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: Corporation Service Company, 80 State Street, Albany, NY 12207.

        SIXTH:    The corporation designates Corporation Service Company with its address at 80 State Street, Albany, NY, 12207, as its registered agent upon whom process against it may be served within the State of New York.

        SEVENTH:    No director of the corporation shall be personally liable to the corporation or its stockholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that said director personally gained a financial profit or other advantage to which he was not entitled, or the director's acts violated Section 719 of the New York Business Corporation Law.

/s/ Carol Manziello Carol Manziello Incorporator Corporation Service Company 80 State Street Albany, NY 12207

1

 CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HENRY BROS, ELECTRONICS, INC.

Under Section 805 of the Business Corporation Law

        1.     The name of the corporation is:

HENRY BROS. ELECTRONICS, INC.

        2.     The Certificate of Incorporation was filed by the Department of State on the 15th day of August, 2005.

        3.     The Certificate of incorporation is hereby amended to change) the corporation's name.

        Paragraph One of the Certificate of Incorporation is amended to read as follows:

        "FIRST; The name of the corporation is:

DIVERSIFIED SECURITY SOLUTIONS, INC."

        4.     This amendment to the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors and the solo shareholder.

        DATED: August 17, 2005

/s/ Brian Reach Brian Reach, Secretary

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF CHANGE
OF
Diversified Security Solutions, Inc
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST:    The name of the corporation is: Diversified Security Solutions, Inc.

        If the name of the corporation has been changed, the name under which it was formed is: Henry Bros. Electronics, Inc.

SECOND:    The certificate of incorporation was filed by the Department of State on: August 15, 2005.

THIRD:    The change(s) effected hereby are: [Check appropriate statement(s)]

☐	The county location, within this state, in which the office of the corporation is located, is changed to:

☒
The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows: Diversified Security Solutions, Inc.17 Battery Place, Suite 701, New York NY 10004-1165, Attention: Vice President Business Development
☐	The corporation hereby: [Check one]
	☐	Designates as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:

	☐	Changes the designation of its registered agent to: . The street address of the registered agent is:
	☐	Changes the address of its registered agent to:

	☒	Revokes the authority of its registered agent.

FOURTH:    The change w authorized by the board of directors.

/s/ Brian Reach (Signature)	Brian Reach (Name of Signer)
President (Title of Signer)

CERTIFICATE OF CHANGE
OF

Diversified Security Solutions, Inc
(Insert Name of Domestic Corporation)

Under Section 805-A of e Business Corporation Law

Filer's Name    Diversified Security Solutions, Inc

Address    17 Battery Place

City, State and Zip Code    New York, NY 10004-1165

NOTE:    This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

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  Exhibit 3.26
CERTIFICATE OF INCORPORATION OF HENRY BROS. ELECTRONICS, INC. UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF HENRY BROS, ELECTRONICS, INC.